Exhibit 3.1

Articles of Incorporation
For
World Health Alternatives, Inc.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I
The name of the corporation is:  World Health Alternatives, Inc.

Article II
The principal place of business address:       555 South Federal Highway
                                               Suite 270
                                               Boca Raton, Florida 33432

The mailing address of the corporation is:     555 South Federal Highway
                                               Suite 270
                                               Boca Raton, Florida 33432

Article III
The purpose for which this corporation is organized is:  any and all lawful business.

Article IV
The number of shares the corporation is authorized to issue is:  100,000,000 common; 100,000,000 preferred

Article V

The name and Florida street address of the registered agent is:
                                               555 South Federal Highway
                                               Suite 270
                                               Boca Raton, Florida 33432

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature:  /s/ Brenda Hamilton

Article VI
The name and address of the incorporator is:   Brenda Hamilton
                                               555 South Federal Highway
                                               Suite 270
                                               Boca Raton, Florida 33432

Incorporator Signature:  /s/ Brenda Hamilton